Exhibit 99.1

IDENTIV REPORTS SECOND QUARTER 2019 RESULTS

10% Revenue Growth, 47% Software and Services Growth, Positive GAAP Net Income and Earnings Per Share

FREMONT, Calif. — August 8, 2019 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, reported financial results for the second quarter ended June 30, 2019.

Recent Financial and Operational Highlights

•	10% year-over-year revenue growth, with Premises up 21% and Identity up 1%

•	Software and services revenue up 47%, comprising 12% of total revenue, up from 9% of total revenue in Q2 2018

•	Gross Margin expansion: 44% gross margin in Q2 2019 vs 40% gross margin in Q2 2018

•	Positive GAAP net income and positive EPS

•	12th consecutive quarter of positive non-GAAP adjusted EBITDA

•	Positive cash flow from operations

•	Product platform in place to address convergence across physical and logical security solutions

•	Filed provisional patent for smart card and smart card reader enabled FIDO (Fast ID Online) cybersecurity solution

•	Retired U.S. Navy Vice Admiral Robin R. Braun elected to Board of Directors

Second Quarter 2019 Financial Results

Revenue for the second quarter of 2019 was $22.2 million, an increase of 10% from $20.3 million in the second quarter of 2018 and an increase of 14% from $19.5 million in the first quarter of 2019.

Revenue in the Premises segment increased 21% from the second quarter of 2018 and increased 14% from the prior quarter to $10.7 million. Revenue in the Identity segment increased 1% from the second quarter of 2018 and increased 13% from the prior quarter to $11.6 million. The year-over-year growth in the Identity segment mainly reflects strong international growth in smart card reader and reader module sales which grew 11% year over year. In addition, the revenue increase reflects the contribution of all products including the Thursby Software Systems acquisition and international growth in access cards, partially offset by the as-anticipated lower access cards sales in the Americas region.

GAAP gross margin was 44% in the second quarter of 2019, an increase of 400 basis points compared to 40% in the second quarter of 2018 and a decrease from 45% in the first quarter of 2019. The year-over-year gross margin improvement across both segments mainly reflects the higher proportion of higher-margin software and services revenue in the Premises segment and revenue related to Thursby mobile logical access software, as well as a shift in access card sales towards higher margin credentials.

GAAP operating expenses, including research and development (R&D), sales and marketing (S&M), general and administrative (G&A), and restructuring and severance charges, were $9.1 million in the second quarter of 2019, compared to $9.2 million in the second quarter of 2018 and $9.1 million in the first quarter of 2019, reflecting a year-over-year and sequential decrease of 1%, respectively.

Non-GAAP operating expenses (adjusted to exclude restructuring and severance costs and certain non-cash charges, such as stock-based compensation, depreciation and amortization as well as other non-GAAP items consisting of acquisition-related transaction costs) for the second quarter of 2019 were $7.8 million, compared to $7.8 million in the second quarter of 2018 and $7.9 million in the first quarter of 2019. Year-over-year and sequentially the results reflect operating and expense leverage with lower general and administrative expenses (G&A) and higher research and development (R&D) and sales and marketing related (S&M) expenses.

GAAP net income attributable to Identiv, Inc. totaled $0.4 million in the second quarter of 2019, compared to a net loss of $(2.7) million in the second quarter of 2018, and a net loss of $(0.8) million in the first quarter of 2019.

GAAP net income attributable to common stockholders per share (EPS) was $0.01 in the second quarter of 2019, compared to a net loss of $(0.18) per share in the second quarter of 2018 and a net loss of $(0.06) per share in the first quarter of 2019. GAAP net income attributable to common stockholders in the first and second quarters of 2019 include the accretion of dividends on the Series B preferred stock, which the Company accrues quarterly beginning 2019.

Non-GAAP adjusted EBITDA in the second quarter of 2019 totaled $2.4 million, an increase of approximately 241% compared to $0.7 million in the second quarter of 2018, and $1.2 million in the first quarter of 2019. The year-over-year increase reflects higher revenues as well as higher gross margins and lower operating expenses.

Cash was $11.1 million at June 30, 2019, compared to $17.9 million at June 30, 2018, and $8.9 million at March 31, 2019.

Management Commentary

“The second quarter reflected the realization of many aspects of our strategy,” said Steven Humphreys, Identiv CEO. “Our complete security solution suite is now in place, with our Velocity, Freedom, 3VR, Enterphone, Thursby, RFID, smart card reader, TS Reader, and TS Cards product lines representing the most comprehensive product line from a single vendor in our industry, as far as we are aware. The cross-selling opportunities, higher per-customer value, more strategic customer relationships, and ability to lead the security transformation being demanded by customers are reflected in these results: software and services growth of 47%, gross margin expansion, top-line growth, all with operating expenses down from a year ago and flat sequentially. This demonstrates the leverage in the business model and the long term strategic opportunity we have built.

Security is more critical than ever, yet more complex and pervasive than ever. Customers need a single vendor as a long-term partner to serve their needs 100% reliably today while enabling a path to software-defined, frictionless infrastructure that leverages their existing IT and security investments. We’re increasingly being seen as that partner due to our range of technologies, our strong customer-first culture, and our commitment to delivering solutions conventionally on-premises, in hybrid architectures, and through fully cloud, mobile, and web solutions.

Leveraging mobile devices, cloud platforms, IP infrastructure, and IoT technologies allows us to align with our customers’ challenges in access control, video analytics, secure log-on, BYOD, and credentials in a secure and convenient fashion. As an example of alignment with our customers’ strategic direction, the Defense Information Systems Agency’s (DISA) strategic plan for the years 2019 through 2022 is closely aligned with our suite of Thursby mobility products for government-grade cybersecurity. Our customer alignment for both cybersecurity and physical security shows our commitment to delivering total security solutions.”

Sandra Wallach, Identiv CFO, added: “During Q2, we grew revenues 10% and achieved positive GAAP net income attributable to common stockholders and positive EPS for the first time in several years. We also achieved our 12th consecutive quarter of positive adjusted EBITDA. The continued year-over-year adjusted EBITDA and bottom line increase in the second quarter demonstrates that we are managing costs efficiently and that the integration and leveraging of the acquisitions is progressing very well. We believe that by continuing to execute on our key initiatives, we will realize greater scale, operating expense leverage, higher margins, and stronger profitability. Overall, we continue to believe that we are in a position to reach our financial targets for the year.”

Conference Call

Identiv management will hold a conference call today (August 8, 2019) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

Toll-Free Number: 1-800-319-4610

International Number: 1-631-891-4304

Call ID: 10007216

Webcast link: here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1-949-574-3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8:00 p.m. Eastern time on the same day through September 8, 2019 under +1-844-512-2921 (Toll-Free Replay Number) and +1-412-317-6671 (International Replay Number) with Replay ID: 10007216.

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control, video analytics and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, banking, retail, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision for income taxes, net income attributable to non-controlling interest, interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, acquisition related transaction costs, and restructuring and severance. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, acquisition related transaction costs and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, the Company’s beliefs regarding the benefits of its acquisitions, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and expected benefits thereof, the drivers of momentum in its business, the Company’s beliefs regarding growth in 2019, the Company’s belief that by continuing to execute on its key initiatives, it will realize greater scale, operating expense leverage, higher margins and stronger profitability, the Company’s belief that it is continuing to manage costs efficiently, and the Company’s beliefs regarding the benefits and attributes of its platform and products, and its status in the market and with customers is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for fiscal 2019 and beyond, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the actual benefits achieved through acquisitions, the level of customer orders, the success of its products and partnerships, industry trends and seasonality, and factors discussed in its public reports, including its Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Najim Mostamand, CFA

Gateway Investor Relations

949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net revenue	$22,237	$19,522	$20,294	$41,759	$36,822
Cost of revenue	12,354	10,818	12,141	23,172	22,161

Gross profit	9,883	8,704	8,153	18,587	14,661
Operating expenses:
Research and development	2,078	2,026	1,837	4,104	3,524
Selling and marketing	4,721	4,498	4,358	9,219	8,261
General and administrative	2,279	2,622	2,756	4,901	5,311
Restructuring and severance	(2)	(12)	258	(14)	368

Total operating expenses	9,076	9,134	9,209	18,210	17,464

Income (loss) from operations	807	(430)	(1,056)	377	(2,803)
Non-operating income (expense):
Interest expense, net	(241)	(279)	(472)	(520)	(948)
Loss on extinguishment of debt	—	—	(1,369)	—	(1,369)
Foreign currency (losses) gains, net	(70)	(2)	192	(72)	154

Income (loss) before income taxes and noncontrolling interest	496	(711)	(2,705)	(215)	(4,966)
Income tax provision	(80)	(104)	(40)	(184)	(80)

Net income (loss)	416	(815)	(2,745)	(399)	(5,046)
Less: Income attributable to noncontrolling interest	—	—	—	—	(5)

Net income (loss) attributable to Identiv, Inc.	416	(815)	(2,745)	(399)	(5,051)
Cumulative dividends on Series B preferred stock	(259)	(258)	—	(517)	—

Net income (loss) attributable to common stockholders	$157	$(1,073)	$(2,745)	$(916)	$(5,051)

Net income (loss) per share:
Basic	$0.01	$(0.06)	$(0.18)	$(0.05)	$(0.33)
Diluted	$0.01	$(0.06)	$(0.18)	$(0.05)	$(0.33)

Weighted average shares used in computing net income (loss) per common share:
Basic	16,953	16,837	15,584	16,896	15,349
Diluted	17,795	16,837	15,584	16,896	15,349

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	March 31,	December 31,
	2019	2019	2018
ASSETS
Current assets:
Cash	$11,117	$8,930	$10,866
Accounts receivable, net of allowances	17,560	15,456	14,952
Inventories	13,588	12,460	13,631
Prepaid expenses and other assets	2,931	2,361	2,743

Total current assets	45,196	39,207	42,192
Property and equipment, net	2,425	2,669	2,624
Operating lease right-of-use assets	5,525	5,970	—
Intangible assets, net	11,378	11,997	10,980
Goodwill	10,138	10,441	9,286
Other assets	1,188	1,322	1,224

Total assets	$75,850	$71,606	$66,306

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$8,211	$6,304	$5,654
Current portion - payment obligation	1,122	1,050	1,025
Current portion - financial liabilities	13,222	11,787	11,554
Operating lease liabilities	1,880	2,067	—
Notes payable	—	—	2,000
Deferred revenue	3,052	2,779	2,174
Accrued compensation and related benefits	1,866	1,779	1,794
Other accrued expenses and liabilities	4,696	4,165	5,277

Total current liabilities	34,049	29,931	29,478
Long-term payment obligation	1,216	1,569	1,860
Long-term operating lease liabilities	3,827	4,072	—
Long-term deferred revenue	660	625	636
Other long-term liabilities	558	559	632

Total liabilities	40,310	36,756	32,606

Total stockholders´ equity	35,540	34,850	33,700

Total liabilities and stockholders´ equity	$75,850	$71,606	$66,306

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$12,354	$10,818	$12,141	$23,172	$22,161
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(34)	(29)	(22)	(63)	(41)
Amortization and depreciation	(338)	(302)	(326)	(640)	(614)

Total reconciling items included in GAAP cost of revenue	(372)	(331)	(348)	(703)	(655)

Non-GAAP cost of revenue	$11,982	$10,487	$11,793	$22,469	$21,506

Non-GAAP gross profit margin	46%	46%	42%	46%	42%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$9,076	$9,134	$9,209	$18,210	$17,464
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(659)	(658)	(627)	(1,317)	(1,243)
Amortization and depreciation	(560)	(550)	(495)	(1,110)	(947)
Acquisition related transaction costs	(16)	(58)	(36)	(74)	(521)
Restructuring and severance	2	12	(258)	14	(368)

Total reconciling items included in GAAP operating expenses	(1,233)	(1,254)	(1,416)	(2,487)	(3,079)

Non-GAAP operating expenses	$7,843	$7,880	$7,793	$15,723	$14,385

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss) attributable to Identiv, Inc.	$416	$(815)	$(2,745)	$(399)	$(5,051)
Reconciling items included in GAAP net income (loss):
Provision for income taxes	80	104	40	184	80
Net income attributable to noncontrolling interest	—	—	—	—	5
Interest expense, net	241	279	472	520	948
Loss on extinguishment of debt	—	—	1,369	—	1,369
Foreign currency losses (gains), net	70	2	(192)	72	(154)
Stock-based compensation	693	687	649	1,380	1,284
Amortization and depreciation	898	852	821	1,750	1,561
Acquisition related transaction costs	16	58	36	74	521
Restructuring and severance	(2)	(12)	258	(14)	368

Total reconciling items included in GAAP net income (loss)	1,996	1,970	3,453	3,966	5,982

Non-GAAP adjusted EBITDA	$2,412	$1,155	$708	$3,567	$931